Exhibit 5.1

June 16, 2026

Repay Holdings Corporation

3060 Peachtree Road NW

Suite 1100

Atlanta, Georgia 30305

RE:	Registration Statement on Form S-8

Ladies and Gentlemen:

I am General Counsel for Repay Holdings Corporation, a Delaware corporation (the “Company”), and have advised the Company in connection with the Registration Statement on Form S-8 (the “Registration Statement”), as filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), to register 833,333 shares (the “Shares”) of Class A common stock, $0.0001 par value per share, of the Company (the “Common Stock”) that may be issued upon the vesting and settlement of 833,333 restricted stock units granted to Rick Watkin pursuant and subject to a Restricted Stock Units Employment Inducement Award Agreement, dated June 1, 2026 (the “Plan”), as a material inducement to Mr. Watkin entering into employment with the Company, in reliance on the employment inducement exemption provided under the Nasdaq Listing Rule 5635(c)(4).

This opinion is being furnished in accordance with the requirements of Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

I have examined originals or copies of such corporate records, agreements and instruments of the Company, statements and certificates of public officials and officers of the Company, and such other documents, records and instruments, including the Plan, and I have made such legal and factual inquiries as I have deemed necessary or appropriate as a basis for me to render the opinions hereinafter expressed. In my examination of the foregoing, I have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the certificates and statements of appropriate representatives of the Company.

In connection herewith, I have assumed that (i) all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, (ii) all of the signatories to the documents referred to in this opinion letter have been duly authorized, and (iii) all of the parties to the documents referred to in this opinion letter are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

3060 Peachtree Rd NW Suite 1100, Atlanta, GA 30305 ● 877.607.5468 ● repay.com

I do not purport to express an opinion on any laws other than the laws of the State of Delaware. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and I undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering my opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that the Shares have been duly authorized and are legally issued, fully paid and non-assessable, subject to the terms of the Plan.

I do not render any opinions except as set forth above. I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the prospectus filed as a part thereof. I also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the securities addressed herein. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Tyler B. Dempsey
Tyler B. Dempsey